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                                                                     EXHIBIT 3.2

                                   RESTATED BYLAWS

                                          OF

                                  LABOR READY, INC.

                             AS ADOPTED OCTOBER 19, 1995



                                      ARTICLE I

                                     SHAREHOLDERS

    Section 1.  ANNUAL MEETING.  The annual meeting of the shareholders of this
Corporation shall be held during the month of          of each year.  The
failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action.

    Section 2. SPECIAL MEETINGS. Except as otherwise provided by law, special meetings of shareholders of this Corporation shall be held whenever called by any officer or by the Board of Directors or one or more shareholders who hold at least ten percent (10%) of all shares entitled to vote on any issue proposed to be considered at the meeting.

    Section 3. PLACE OF MEETINGS. Meetings of shareholders shall be held in Spokane, Washington, or at such place within or without the State of Washington as determined by the Board of Directors, pursuant to proper notice.

    Section 4. NOTICE. Written notice of each shareholders' meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called, shall be given by the corporation not less than ten (10) (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting unless required by law to send notice to all shareholders (regardless of whether or not such shareholders are entitled to vote), to the shareholder's address as it appears on the current record of shareholders of this Corporation.

    Section 5. WAIVER OF NOTICE. A shareholder may waive any notice required to be given by these Bylaws, or the Articles of Incorporation of this Corporation, or any of the corporate laws of the State of Washington, before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following three methods: (a) in writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in its corporate records; (b) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

    Section 6. QUORUM OF SHAREHOLDERS. At any meeting of the shareholders, a majority in interest of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter.

    Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the

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remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

    If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these Bylaws a different vote is required.

    Section 7. PROXIES. Shareholders of record may vote at any meeting either in person or by proxy executed in writing. A proxy is effective when received by the person authorized to tabulate votes for the Corporation. A proxy is valid for eleven (11) months unless a longer period is expressly provided in the proxy.

    Section 8. VOTING. Subject to the provisions of the laws of the State of Washington, and unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders' meeting.

    Section 9. ADJOURNMENT. A majority of the shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At such reconvened meeting at which a quorum is present any business may be transacted at the meeting as originally notified. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with the corporate laws of the State of Washington, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

                                      ARTICLE II

                                  BOARD OF DIRECTORS

    Section 1. POWERS OF DIRECTORS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by its Articles of Incorporation.

    Section 2. NUMBER AND QUALIFICATIONS. The business affairs and property of this Corporation shall be managed by a Board of not less than three (3) directors. The number of directors may at any time be increased or decreased by the shareholders or by the Board of Directors at any regular or special meeting. Directors need not be shareholders of this Corporation or residents of the State of Washington, but must have reached the age of majority.

    Section 3. ELECTION - TERM OF OFFICE. The terms of the initial directors expire at the first shareholders' meeting at which directors are elected. The directors shall be elected by the shareholders at each annual shareholders' meeting to hold office until the next annual meeting of the shareholders and until their respective successors are elected and qualified. If, for any reason, the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.


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    Section 4.   REGULAR MEETINGS.  Regular meetings of the Board of Directors shall be held at such places, and at such times as the Board by vote may determine, and, if so determined, no notice thereof need be given.

    Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place whenever called by any officer or one (1) or more directors, notice thereof being given to each director by the officer calling or by the officer directed to call the meeting.

    Section 6. NOTICE. No notice is required for regularly scheduled meetings of the Board of Directors. Notice of special meetings of the Board of Directors, stating the date, time, and place thereof, shall be given at least two (2) days prior to the date of the meeting. The purpose of the meeting need not be given in the notice. Notice for special meetings must be by facsimile, personal delivery, overnight delivery or oral.

    Section 7. WAIVER OF NOTICE. A director may waive notice of a special meeting of the Board either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving notice. The waiver must be in writing, signed by the director and entitled to the notice and delivered to the Corporation for inclusion in its corporate records. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

    Section 8. QUORUM OF DIRECTORS. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by the Articles of Incorporation or by these Bylaws.

    Section 9. ADJOURNMENT. A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. Notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement, shall not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

    Section 10. RESIGNATION AND REMOVAL. Any director of this Corporation may resign at any time by giving written notice to the Board of Directors, its Chairman, the President, or Secretary of this Corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date. The shareholders, at a special meeting called expressly for that purpose, may remove from office with or without cause one or more directors and elect their successors. A director may be removed only if the number of votes cast for removal exceeds the number of votes cast against removal.

    Section 11. VACANCIES. Unless otherwise provided by law, in case of any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors, the remaining directors, whether constituting a quorum or not, or the shareholders, may fill the vacancy.

    Section 12. COMPENSATION. By resolution of the Board of Directors, each director may be paid expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director, or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation therefor.


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    Section 13.  PRESUMPTION OF ASSENT.  A director of this Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

         a. The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting;

         b. The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

         c. The director shall file written dissent or abstention with the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

    Section 14. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which:

         a.   Must have two (2) or more members;

         b. Must be governed by the same rules regarding meetings, action without meetings, notice, and waiver of notice, and quorum and voting requirements as applied to the Board of Directors; and

         c. To the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except no such committee shall have the authority to:

              (1) Authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors;

              (2) Approve or propose to shareholders action which the Washington Business Corporation Act requires to be approved by shareholders;

              (3) Fill vacancies on the Board of Directors or on any of its committees;

              (4)  Amend the Articles of Incorporation;

              (5)  Adopt, amend, or repeal the Bylaws;

              (6)  Approve a plan of merger not requiring shareholder approval;
         or

              (7) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.


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                                     ARTICLE III

                          SPECIAL MEASURES APPLYING TO BOTH
                    SHAREHOLDERS' MEETINGS AND DIRECTORS' MEETINGS

    Section 1. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the shareholders or the Board of Directors may be accomplished without a meeting if the action is taken by all the shareholders entitled to vote thereon, or all the members of the Board, as the case may be. The action must be evidenced by one or more written consents describing the action to be taken, signed by all the shareholders entitled to vote thereon, or by all directors, as the case may be, and delivered to the Corporation for inclusion in the minutes. Directors' consents may be signed either before or after the action taken.

    Action taken by unanimous written consent is effective when the last director signs the consent, unless the consent specifies a later effective date. Action taken by unanimous written consent of the shareholders is effective when all consents are in the possession of the Corporation, unless the consent specifies a later effective date.

    If the corporate laws of the state of Washington require that notice of a proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the Corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that would have been required to be sent to the nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to a vote of the shareholders.

    Section 2. CONFERENCE TELEPHONE. Meetings of the shareholders and Board of Directors may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at such meeting.

    Section 3. ORAL AND WRITTEN NOTICE. Oral notice may be communicated in person or by telephone, wire or wireless equipment that does not transmit a facsimile of the notice. Oral notice is effective when communicated.

    Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment that transmits a facsimile of the notice. Written notice is effective at the earliest of the following: (a) when received; (b) five (5) days after its deposit in the U.S. mail if mailed with first-class postage; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

                                      ARTICLE IV

                                       OFFICERS

    Section 1. POSITIONS. The officers of this Corporation may be a President, one or more Vice Presidents, a Secretary, a Treasurer, a Chief Financial Officer, a Chief Operating Officer, and a Chief Information Services Officer as appointed by the Board. Such other officers and assistant officers as may be necessary may be appointed by the Board of Directors or by a duly appointed officer to whom such authority has been


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delegated by Board resolution.  No officer need be a shareholder or a director of this Corporation.  Any two or more offices may be held by the same person.

    The Board of Directors in its discretion may elect a Chairman from amongst its members to serve as Chairman of the Board of Directors, who, when present shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board may determine.

    Section 2. APPOINTMENT AND TERM OF OFFICE. The officers of this Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer's earlier death, resignation, or removal.

    Section 3. POWERS AND DUTIES. If the Board appoints persons to fill the following officer positions, such officer shall have the powers and duties set forth below:

         a. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall be the chief executive officer of this Corporation and, subject to the direction and control of the Board of Directors, shall have general supervision of the business and officers of this Corporation. In addition, the President and Chief Executive Officer shall have responsibility for planning and directing the strategic direction of the Corporation, subject to approval of the Board of Directors. Unless a Chairman of the Board of Directors has been elected and is present, the President shall preside at meetings of the Board of Directors.

         The President, or any Vice President or such other person(s) as are specifically authorized by vote of the Board of Directors, shall sign all bonds, deeds, mortgages, and any other agreements, and such signature(s) shall be sufficient to bind this Corporation. The President shall perform such other duties as the Board of Directors shall designate.

         b. VICE PRESIDENT. During the absence or disability of the President, the Vice President (or in the event that there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors) shall exercise all functions of the President, except as limited by resolution of the Board of Directors. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time to such Vice President by the President or by the Board of Directors.

         c.   SECRETARY. The Secretary shall:

              (1) Prepare minutes of the directors' and shareholders' meetings and keep them in one or more books provided for that purpose;

              (2)  Authenticate records of the Corporation;

              (3) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

              (4) Be custodian of the corporate records and of the seal of the Corporation (if any), and affix the seal of the Corporation to all documents as may be required;


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              (5)  Keep a register of the post office address of each
         shareholder which shall be furnished to the Secretary by such shareholder;

              (6) Sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

              (7) Have general charge of the stock transfer books of the Corporation; and

              (8) In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. In the Secretary's absence, an Assistant Secretary shall perform the Secretary's duties.

         d. TREASURER. The Treasurer shall have the care and custody of the money, funds, and securities of the Corporation, shall account for the same, and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to this office.

         e. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall oversee the care and custody of the money, funds, and securities of the Corporation, shall account for the same, and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to this office.

         f. CHIEF OPERATING OFFICER. The Chief Operating Officer shall, under the supervision of the President and Chief Executive Officer, have responsibility to implement policy directives as adopted by the Board of Directors, as well as responsibility for day-to-day management of the activities of the Corporation.

         g. CHIEF INFORMATION SERVICES OFFICER. The Chief Information Services Officer shall have responsibility, under the supervision of the Chief Executive Officer and Chief Financial Officer, for developing, maintaining and implementing management information and accounting systems of the Corporation necessary for the efficient operation of the business, consistent with policy directives as adopted by the Board of Directors and as required to enable the Corporation to perform its legal obligations.

    Section 4. SALARIES AND CONTRACT RIGHTS. The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors. The appointment of an officer shall not of itself create contract rights.

    Section 5. RESIGNATION OR REMOVAL. Any officer of this Corporation may resign at any time by giving written notice to the Board of Directors. Any such resignation is effective when the notice is delivered, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of such officer.

         The Board of Directors, by majority vote of the entire Board, may remove any officer or agent appointed by it, with or without cause. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

    Section 6. VACANCIES. If any office becomes vacant by any reason, the directors may appoint a successor or successors who shall hold office for the unexpired term.


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                                      ARTICLE V

                      CERTIFICATES OF SHARES AND THEIR TRANSFER

    Section 1.  ISSUANCE; CERTIFICATES OF SHARES.  No shares of this
Corporation shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board considers the consideration to be adequate. Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

         a. The name of the Corporation and that the Corporation is organized under the laws of the State of Washington;

         b.   The name of the person to whom issued; and

         c. The number and class of shares and the designation of the series, if any, which such certificate represents.

    The certificate shall be signed by original or facsimile signature of two officers of the Corporation, and the seal of the Corporation may be affixed thereto.

    Section 2. TRANSFER OF STOCK. Shares of stock may be transferred by delivery of the certificate accompanied by either an assignment in writing on the back of the certificate or by a written power of attorney to assign and transfer the same on the books of this Corporation, signed by the record holder of the certificate. The shares shall be transferable on the books of this Corporation upon surrender thereof so assigned or endorsed.

    Section 3. LOSS OR DESTRUCTION OF CERTIFICATES. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

    Section 4. RECORD DATE AND TRANSFER BOOKS. For the purpose of determining shareholders who are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten
(10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

    If no record date is fixed for such purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

    When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.


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    Section 5.   VOTING RECORD.  The officer or agent having charge of the
stock transfer books for shares of this Corporation shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

                                      ARTICLE VI

                                  BOOKS AND RECORDS

    Section 1. BOOKS OF ACCOUNTS, MINUTES, AND SHARE REGISTER. The corporation:

         a. Shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation;

         b.   Shall maintain appropriate accounting records;

         c. Or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

         d. Shall keep a copy of the following records at its principal office:

              (1) The Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

              (2) The Bylaws or Restated Bylaws and all amendments to them currently in effect;

              (3) The minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;

              (4) Its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

              (5) All written communications to shareholders generally within the past three (3) years;

              (6) A list of the names and business addresses of its current directors and officers; and

              (7) Its most recent annual report delivered to the Secretary of State of Washington.


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    Section 2.   COPIES OF RESOLUTIONS.  Any person dealing with the
Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President or Secretary.

                                     ARTICLE VII

             INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

    Section 1.  DEFINITIONS.  As used in this Article:

         a. "Act" means the Washington Business Corporation Act, now or hereafter in force.

         b. "Agent" means an individual who is or was an agent of the Corporation or an individual who, while an agent of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Agent" includes, unless the context required otherwise, the estate or personal representative of an agent.

         c. "Corporation" means this Corporation, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

         d. "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

         e. "Employee" means an individual who is or was an employee of the Corporation or an individual, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.

         f.   "Expenses" include counsel fees.

         g. "Indemnitee" means an individual made a party to a proceeding because the individual is or was a Director, Officer, Employee, or Agent of the Corporation, and who possesses indemnification rights pursuant to the Articles, these Bylaws, or other corporate action. "Indemnitee" shall also include the heirs, executors, and other successors in interest of such individuals.

         h. "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

         i. "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee,


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    employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.
    "Officer," includes, unless the context requires otherwise, the estate or personal representative of an officer.

         j. "Party" includes an individual who was, is, or is threatened to be named a defendant or respondent in a proceeding.

         k. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

    Section 2. INDEMNIFICATION RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Corporation shall indemnify its Directors, Officers, Employees and Agents to the full extent permitted by applicable law as then in effect against liability arising out of a proceeding to which such individual was made a party because the individual is or was a Director, Officer, Employee or Agent of the Corporation. The Corporation shall advance expenses incurred by such persons who are parties to a proceeding in advance of final disposition of the proceeding, as provided herein.

    Section 3. PROCEDURE FOR SEEKING INDEMNIFICATION AND/OR ADVANCEMENT OF EXPENSES.

         a. NOTIFICATION AND DEFENSE OF CLAIM. Indemnitee shall promptly notify the Corporation in writing of any proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

         With respect to any such proceeding as to which Indemnitee has notified the Corporation:

              (1) The Corporation will be entitled to participate therein at its own expense;

              (2) Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee's consent to such counsel may not be unreasonably withheld.

         After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any legal or other expenses subsequently incurred by Indemnitee in connection with such defense. However, Indemnitee shall continue to have the right to employ its counsel in such proceeding, at Indemnitee's expense; and if:

              (a) The employment of counsel by Indemnitee has been authorized by the Corporation;

              (b) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense; or


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

              (c) The Corporation shall not in fact have employed counsel to assume the defense of such proceeding,

    the fees and expenses of Indemnitee's counsel shall be at the expense of the Corporation.

         The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

         b. INFORMATION TO BE SUBMITTED AND METHOD OF DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION. For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board a sworn statement requesting indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitutes an "Indemnification Statement").

         Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation shall, within sixty (60) calendar days thereafter, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless: (1) within such sixty (60) calendar day period it shall be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article; (2) such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and (3) the Indemnitee shall receive notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based.

         At the election of the President, the foregoing determination may be made by either: (1) the written consent of the shareholders owning a majority of the stock in the Corporation; (2) a committee chosen by written consent of a majority of the directors of the Corporation, and consisting solely of two (2) or more directors not at the time parties to the proceeding; or (3) as provided by RCW 23B.08.550, as amended.

         Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by any court of competent jurisdiction.

         c. SPECIAL PROCEDURE REGARDING ADVANCE FOR EXPENSES. An Indemnitee seeking payment of expenses in advance of a final disposition of the proceeding must furnish the Corporation, as part of the Indemnification
    Statement:

              (1) A written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

              (2) A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.


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

         If the Corporation determines that indemnification is authorized, the Indemnitee's request for advance of expenses shall be granted.

         d. SETTLEMENT. The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any proceeding without Corporation's written consent. The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

    Section 4.     CONTRACT AND RELATED RIGHTS.

         a. CONTRACT RIGHTS. The right of an Indemnitee to indemnification and advancement of expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as the Indemnitee shall be subject to any possible proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

         b.   OPTIONAL INSURANCE, CONTRACTS, AND FUNDING.  The Corporation may:

              (1) Maintain insurance, at its expense, to protect itself and any Indemnitee against any liability, whether or not the Corporation would have power to indemnify the individual against the same liability under RCW 23B.08.510 or .520, or a successor statute;

              (2) Enter into contracts with any Indemnitee in furtherance of this Article and consistent with the Act; and

              (3) Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

         c. SEVERABILITY. If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

         d. RIGHT OF INDEMNITEE TO BRING SUIT. If (1) a claim under this Article for indemnification is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation; or (2) a claim under this Article for advancement of expenses is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, then the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim.

         Neither: (1) the failure of the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such proceeding that indemnification


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

    or reimbursement or advancement of expenses to the Indemnitee is proper in the circumstances; nor (2) an actual determination by the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the proceeding or create a presumption that the Indemnitee is not so entitled.

    Section 5. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of these Bylaws to indemnify or advance expenses to Indemnitee with respect to any proceeding:

         a. CLAIMS INITIATED BY INDEMNITEE. Initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under these Bylaws or any other statute or law or as otherwise required under the statute; but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate.

         b. LACK OF GOOD FAITH. Instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

         c. INSURED CLAIMS. For which any of the expenses or liabilities for indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation.

         d. PROHIBITED BY LAW. If the Corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification and/or advancement of expenses.
    For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission ("SEC") has taken the position that indemnification is not possible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right to indemnify Indemnitee.

                                     ARTICLE VIII

                           LIMITATION OF DIRECTOR LIABILITY

    A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for:

    (a) Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

    (b) Conduct violating RCW 23B.08.310 (which involves certain distributions by the corporation);

    (c) Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

    If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                      ARTICLE IX

                                 AMENDMENT OF BYLAWS

    Section 1. BY THE SHAREHOLDERS. These Bylaws may be amended or repealed at any regular or special meeting of the shareholders if notice of the proposed amendment is contained in the notice of the meeting.

    Section 2. BY THE BOARD OF DIRECTORS. These Bylaws may be amended or repealed by the affirmative vote of a majority of the whole Board of Directors of any meeting of the Board, if notice of the proposed amendment is contained in the notice of the meeting. However, the directors may not modify the Bylaws fixing their qualifications, classifications, or term of office.

                                      ARTICLE X

                                    RULES OF ORDER

    The rules contained in the most recent edition of Robert's Rules of Order, newly revised, shall govern all meetings of shareholders and directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or other rules of order of this Corporation.

    The undersigned, as President, of Labor Ready, Inc. executes these Bylaws on October 19, 1995.



                                  /s/ Glenn Welstad
                                  ---------------------------------
                                  Glenn Welstad
                                  President


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